UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2012

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On January 4, 2012, Margaret W. Covell resigned as a member of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Company”).  Pursuant to the Company’s Amended and Restated By-laws, as amended, on January 9, 2012 the Company’s Board of Directors appointed James C. Carlisle as a member of the Company’s Board of Directors to fill the vacancy created by Ms. Covell’s resignation.

Mr. Carlisle is a Director at Thomas H. Lee Partners, L.P. (“THL”).  Prior to joining THL in 2000, Mr. Carlisle worked at Goldman, Sachs & Co. in the Financial Institutions Group.  Mr. Carlisle is currently a Board Observer at Univision Communications, Inc. and a Director of Sword Insurance Software. His prior directorships include Broadcast Media Partners, Inc., Front Line Management Companies, Inc. and Univision Communications, Inc.  Mr. Carlisle holds a B.S.E., summa cum laude, in Operations Research from Princeton University and an M.B.A. from Harvard Business School.  He also serves as a member of the Board of Directors of The Massachusetts Eye and Ear Infirmary and is an active contributor to the National Park Foundation.

Mr. Carlisle will not receive any compensation for his service on the Company’s Board of Directors.  He will receive the same form of Indemnification Agreement as all other members of the Company’s Board of Directors who are considered “affiliate directors.”  The affiliate directors include each director who also is: (1) an officer or employee of the Company or any of its subsidiaries; (2) a director, officer or employee of CC Media Holdings, Inc. (“CCMH”) or any of its subsidiaries or affiliates; or (3) a Sponsor Designee or a Mays Executive (each as defined in the form of Affiliate Director Indemnification Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2009).  At this time, the Board of Directors does not intend to appoint Mr. Carlisle as a member of any of the committees of the Board of Directors.

The Company is an indirect subsidiary of CCMH.  CCMH indirectly owns all of the Company’s outstanding shares of Class B common stock and 1,553,971 shares of the Company’s Class A common stock, collectively representing approximately 89% of the outstanding shares of the Company’s common stock and approximately 99% of the total voting power of the Company’s common stock.  Three members of the Company’s Board of Directors also serve as directors of CCMH and three other members of the Company’s Board of Directors are affiliated with CCMH and its stockholders.  In addition, six of the Company’s executive officers also serve as executive officers of CCMH.  Entities controlled by THL and Bain Capital Investors, LLC and their respective affiliates collectively own all of the outstanding shares of CCMH’s Class B common stock and Class C common stock.  These shares represent in the aggregate approximately 72% (whether measured by voting power or economic interest) of the equity of CCMH.

The Company has entered into a number of agreements with certain subsidiaries of CCMH setting forth various matters governing the Company’s relationship with CCMH and Clear Channel Communications, Inc., an indirect subsidiary of CCMH.  These agreements provide for, among other things, the allocation of employee benefit, tax and other liabilities and obligations attributable to the Company’s operations.  A description of these agreements is contained in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: January 9, 2012	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary